EXHIBIT 99.1

PRESS RELEASE

CONTACTS:

ClearStory Systems, Inc. Susan Worthy sworthy@clearstorysystems.com (508) 870-4225	Ripple Effect Communications Valerie Harding (Media) vharding@recommunication.com (617) 536-8887

ClearStory Systems, Inc. Announces Intention to Voluntarily

Deregister and Delist Stock

Company elects to save the high cost and administrative burden of registration and listing to focus on operations and shareholder value

WESTBOROUGH, MA – May 18, 2006 – ClearStory Systems, Inc. (OTCBB: CSYS), an established provider of digital asset management (DAM) solutions, announced today that it intends to file a Form 15 with the Securities and Exchange Commission (SEC) on or about June 19, 2006 to voluntarily deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). ClearStory is eligible to deregister by filing a Form 15 because it has fewer than 300 common stock shareholders of record. On or about this date, ClearStory also intends to voluntarily delist its common stock from the Over-the-Counter Bulletin Board (the “OTCBB”) maintained by the National Association of Securities Dealers, Inc.

The members of the ClearStory Board of Directors believe that deregistering will result in accounting, legal and administrative expense reductions for ClearStory and enable ClearStory management to focus more time and resources on Company operations and enhancing shareholder value. The ClearStory Board of Directors approved the recommendation by ClearStory management to deregister and delist ClearStory common stock after carefully considering the advantages and disadvantages of continued registration and listing. These considerations include a significant increase in cost and administrative burden associated with public status in light of the Sarbanes-Oxley Act of 2002 and the adoption of new rules by the SEC. The ClearStory Board of Directors determined from a fiduciary perspective that rising compliance costs along with the substantial demands of SEC filing requirements on management time and resources, outweigh the benefits ClearStory receives from maintaining its status as a registered and listed company.

"With the completion of the sale of our Business Document Solutions group to Datawatch Corporation on May 3, 2006, it is important for us to focus our resources on securing a leadership position in the growing digital media market,” commented Henry F. Nelson, ClearStory president and chief executive officer, “Over the past two years, we have made significant investments in our digital media

ClearStory Intention for Voluntary Deregistration and Delisting

development platform and digital asset management application. We now need to concentrate our energy on leveraging these investments for long-term shareholder value.”

Upon filing the Form 15, ClearStory’s obligation to file certain reports with the SEC, including Forms 10-KSB, 10-QSB and 8-K, will immediately be suspended, and accordingly, ClearStory does not intend to file its Form 10-KSB for the year ended March 31, 2006 with the SEC. ClearStory also expects, but cannot guarantee, that its common stock will continue to be quoted on “Pink Sheets” after it delists from the OTCBB; however, ClearStory cannot make any assurances that brokerage firms will continue to make a market in ClearStory’s common stock after delisting.

Pink Sheets, LLC is a provider of pricing and financial information for the over-the-counter securities markets. It is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its website, www.pinksheets.com, which provides stock and bond price quotes, financial news and information about securities.

ClearStory expects that the deregistration of its common stock will become effective 90 days after the date of filing the Form 15 with the SEC.

About ClearStory Systems

ClearStory Systems is the leader in high-performance, content management solutions for digital media communications. ClearStory software manages the enterprise digital media supply chain— from creation and collaboration, to lifecycle management and delivery—to give companies a competitive advantage, marketing agility, cost avoidance, and maximum efficiency. Backed by premier customer support and service, ClearStory award-winning products are easy to use and readily align with our customers’ business objectives for both a rapid return-on-investment and low total cost of ownership. Visit us at www.clearstorysystems.com.

There are statements in this news release that contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, for example, statements that ClearStory expects that the deregistration of its common stock will become effective 90 days after the date of filing the Form 15 with the SEC, that ClearStory expects its common stock will be quoted on the Pink Sheets and that ClearStory believes deregistration will reduce its expenses. These forward-looking statements include all statements that are not statements of historical fact and relate to the intent, belief, plans or expectations of ClearStory, its management, and its customers. Words like “plans,” “intends,” “believes,” “signifies,” “estimates,” “anticipate,” “will,” “expect,” and words of similar meaning are intended to identify forward-looking statements. Actual results may vary significantly from the forward-looking statements. For a detailed discussion of cautionary statements that may affect ClearStory’s future results of operations and financial results, please refer to ClearStory’s filings with the SEC, including its Annual Report on Form 10-KSB for the year-ended March 31, 2005, and its Quarterly Reports on Form 10-QSB. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ClearStory undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.